UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2014

Well Power, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53985	61-1728870
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

11111 Katy Freeway - Suite # 910
Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 973-5738

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 12, 2014, Well Power, Inc. (“the Company”) determined that the payable of $25,000 to ME Resources Corporation is still valid. As a result, the intangible asset should be recorded at the original agreed price of $400,000.

The Company concluded that the balance sheet as of July 31, 2014 needs to be restated to reflect the above changes.

The board of directors of the Company has discussed the foregoing issues with the Company’s independent registered public accounting firm, GBH CPAs, PC (“GBH”) and the Company has filed amendments to the Quarterly Report on Form 10-Q for the quarter ended July 31, 2014 to reflect the restatements described in this Current Report on Form 8-K.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Well Power, Inc.

Date: November 13, 2014	By:	/s/ Dan Patience
Dan Patience, President & Chief Financial Officer

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